  EXHIBIT 99.1

TSS Reports First Quarter 2026 Financial Results

Total Revenue of $55.3 Million

Systems Integration Revenue Increased 88% Year-Over-Year

 Refines Full-Year 2026 Outlook; Now Expects Adjusted EBITDA Toward High End of $20 to $22 Million Range

GEORGETOWN, TEXAS – May 7, 2026 – TSS, Inc. (Nasdaq: TSSI), a data center services company that integrates AI and other high-performance computing infrastructure and software and provides related data center services, today reported results for its first quarter ended March 31, 2026.

“We delivered strong growth in our higher margin Systems Integration business in the first quarter, with revenue increasing 88% year over year, driven by strong customer demand and solid operational execution with growth particularly high in our AI activities,” said Darryll Dewan, CEO of TSS, Inc. “Total revenue comparisons were affected by record high volumes in the first quarter of last year in our lower-margin Procurement business, which can vary from quarter to quarter. Importantly, our first quarter results were in line with our expectations, underscore the strength of our core business and reinforce our confidence in achieving our outlook for the full year.

“Our Georgetown, Texas AI rack integration facility has been running at increasing scale for six months. As a result, our quarterly EBITDA levels have grown and will continue to grow along with AI rack volumes. We are working to expand the markets we serve in terms of both customers and service offering. We have strengthened our leadership team with the addition of a chief strategy officer and a chief technology officer, whose deep industry expertise, proven leadership and extensive global networks position us to accelerate both organic expansion and strategic growth initiatives within our current customer base as well as opportunities to expand beyond our current customers.”

First Quarter 2026 Financial Highlights:

(All comparisons are to First Quarter 2025)

•	Revenues of $55.3 million, down 44%

o	Procurement revenues of $40.0 million, down 56%
o	Systems Integration revenues of $14.1 million, up 88%
o	Facilities Management revenues of $1.3 million, down 1%

•	Gross profit of $8.8 million, down 4%

o	Reflects current year $0.9 million allocation of depreciation to COGS

•	Net income of $2.3 million, down 24%

o	Reflects full impact of income taxes following removal of valuation allowance on deferred tax asset in Q4 2025

•	Diluted EPS of $0.08 compared to $0.12
•	Adjusted EBITDA of $5.3 million, up 1%, reflecting a shift in total revenues to higher margin systems integration

2026 Outlook

Dewan concluded, “We maintain our outlook for Adjusted EBITDA in the range of $20 million to $22 million for 2026 with performance expected toward the higher end of the range. Our forecast reflects a prudent view on component availability, with total integration demand continuing to exceed the volume incorporated into our outlook.”

Conference Call Details

The Company will conduct a conference call at 5:00 p.m. Eastern time today. To participate on the conference call, please dial 888-506-0062 toll free from the U.S. or Canada. Other international callers may access the call at 1-973-528-0011. The event ID number is 804808.  Investors may also access a live audio webcast of this conference call and replay the call for one year following the webcast, at https://www.webcaster5.com/Webcast/Page/2294/53895.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before net interest expense and bank factoring costs, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and certain extraordinary items. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may or could have a disproportionately positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure; this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release. The Company is unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net income because certain reconciling items are outside the Company’s control or cannot be reasonably predicted without unreasonable efforts. These items may include stock-based compensation expense, fluctuations in prevailing interest rates and the resulting impacts on bank factoring fees, interest expense and interest income, and other adjustments that may be material.

About TSS, Inc.

TSS specializes in simplifying the complex. The TSS mission is to streamline the integration and deployment of high-performance computing infrastructure and software, ensuring that end users quickly receive and efficiently utilize the necessary technology. Known for flexibility, the company builds, integrates, and deploys custom, high-volume solutions that empower data centers and catalyze the digital transformation of generative AI and other leading-edge technologies essential for modern computing, data, and business needs. TSS' reputation is built on passion and experience, quality, and fast time to value. As trusted partners of the world's leading data center technology providers, the company manages and deploys billions of dollars in technology each year. For more information, visit www.tssiusa.com.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “forecast,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect our future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risks related to the development of our procurement services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2025. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contacts:
Hayden IR	TSS, Inc.
James Carbonara (646) 755-7412	Danny Chism, CFO
Brett Maas (646) 536-7331	(512) 310-4908
tssi@haydenir.com	dchism@tssiusa.com

-- Tables Follow –

TSS, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2026 (Unaudited)	December 31, 2025

Current Assets:
Cash and cash equivalents	$65,973	$85,510
Contract and other receivables, net	10,582	12,501
Costs and estimated earnings in excess of billings on uncompleted contracts	363	3,011
Inventories, net	8,091	15,966
Restricted cash	1,811	-
Prepaid expenses and other current assets	1,886	1,642
Total current assets	88,706	118,630
Property and equipment, net	37,498	38,076
Lease right-of-use asset	14,919	15,294
Goodwill	780	780
Deferred tax asset, net of valuation allowance	7,601	7,917
Other assets	4,073	4,238
Total assets	$153,577	$184,935

Current Liabilities:
Accounts payable	$23,287	$46,362
Accrued expenses and other current liabilities	8,879	6,273
Deferred revenues, current	2,307	13,928
Long-term debt, current	4,084	4,010
Lease liabilities, current	2,049	1,994
Total current liabilities	40,606	72,567
Non-current Liabilities:
Long-term debt, non-current	12,959	14,004
Lease liabilities, non-current	21,100	21,629
Deferred revenues, non-current	134	-
Other non-current liabilities	102	100
Total non-current liabilities	34,295	35,733
Total liabilities	74,901	108,300

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock	-	-
Common stock	3	3
Additional paid-in capital	121,607	121,842
Treasury stock, at cost	-	-
Accumulated deficit	(42,934)	(45,210)
Total stockholders’ equity	78,676	76,635
Total liabilities and stockholders’ equity	$153,577	$184,935

TSS, Inc.

Consolidated Statements of Operations

(Unaudited, In thousands except per-share values)

	Three Months Ended March 31,
	2026	2025
Revenues:
Procurement	$39,980	$90,177
Facilities management	1,290	1,298
Systems integration	14,076	7,484
Total revenues	55,346	98,959

Cost of revenues	45,604	89,749
Cost of revenues - depreciation	936	-
Total cost of revenues	46,540	89,749
Gross profit	8,806	9,210

Operating expenses:
Selling, general and administrative	5,522	4,887
Depreciation and amortization	306	210
Bank factoring fees	704	1,468
Total operating expenses	6,532	6,565
Income from operations	2,274	2,645

Interest expense	333	-
Interest income	(725)	(383)
Other expense (income)	(1)	-
Pre-tax income	2,667	3,028
Income tax expense	391	49
Net income	$2,276	$2,979

Earnings per common share - Basic	$0.08	$0.13
Earnings per common share - Diluted	$0.08	$0.12

 TSS, Inc.

Adjusted EBITDA Reconciliation (GAAP to non-GAAP)

(Unaudited, In thousands)

	Three Months Ended March 31,
	2026	2025
Net income	$2,276	$2,979

Interest expense	333	-
Bank factoring fees	704	1,468
Interest income	(725)	(383)
Depreciation and amortization	1,242	210
Income tax expense	391	49
EBITDA	$4,221	$4,323
Stock based compensation	1,050	921
Adjusted EBITDA	$5,271	$5,244